CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 52 to the registration statement on Form N-1A (File No. 33-56339) ("Registration Statement") of our report dated April 4, 2002 relating to the financial statements and financial highlights appearing in the February 28, 2002, Annual Report of Putnam International Blend Fund, a series of Putnam Investment Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Independent Accountants and Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 24, 2002